UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2014

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2014, Ameris Bancorp (the “Company”) entered into a First Amendment to Loan Agreement (the “First Amendment”) with NexBank SSB (the “Lender”) providing for the amendment of that certain Loan Agreement dated as of August 28, 2013 between the Company and the Lender to (i) increase the maximum aggregate principal amount of revolving loans that may be outstanding thereunder at any one time to $40,000,000, (ii) extend the maturity date of such revolving loans to September 26, 2017, and (iii) reduce the rate of interest on such revolving loans to LIBOR plus 3.5% per annum. In connection with entering into the First Amendment, the Company issued to the Lender an Amended and Restated Revolving Promissory Note dated as of September 26, 2014 (the “A/R Note”).

The descriptions contained herein of the First Amendment and the A/R Note are qualified in their entirety by reference to the terms of such documents, each of which is attached hereto as an exhibit and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Loan Agreement dated as of September 26, 2014 by and between Ameris Bancorp and NexBank SSB.

10.2	Amended and Restated Revolving Promissory Note dated as of September 26, 2014 issued by Ameris Bancorp to NexBank SSB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr. Executive Vice President and Chief Financial Officer (principal accounting and financial officer)

Dated: September 29, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	First Amendment to Loan Agreement dated as of September 26, 2014 by and between Ameris Bancorp and NexBank SSB.

10.2	Amended and Restated Revolving Promissory Note dated as of September 26, 2014 issued by Ameris Bancorp to NexBank SSB.